UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2014

ThermoEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-46104-FW	71-0659511
(Commission File Number)	(IRS Employer Identification No.)

10 New Bond Street, Worcester, Massachusetts	01606
(Address of principal executive offices)	(Zip Code)

(508) 854-1628

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On April 11, 2014, James F. Wood, our President, Chief Executive Officer and the Chairman of our Board of Directors, submitted to our Board of Directors a letter providing 30 days’ notice, in accordance with the terms of his Executive Employment Agreement dated December 10, 2012, of his resignation as our President and Chief Executive Officer, effective May 11, 2014. Effective as of May 11, 2014, Mr. Wood will also resign as a member of our Board of Directors and as a director, officer or manager of each of our subsidiaries or affiliates in which he has held office, including, without limitation, as President and a member of the Board of Directors of our subsidiary, CASTion Corporation.

Mr. Wood has been our Chief Executive Officer and Chairman and a member of our Board of Directors since January 2013. He has served as one of the three directors elected by the holders of our Common Stock and Series A Convertible Preferred Stock (voting together as a single class).

Mr. Wood has confirmed that his resignation is not due to a disagreement with our Board of Directors on any matter relating to our operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2014

THERMOENERGY CORPORATION
(Registrant)

By:	/s/ Gregory M. Landegger
Name:	Gregory M. Landegger
Title:	Chief Operating Officer and
Interim Chief Financial Officer